UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

NEOGENIX ONCOLOGY, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Northern Boulevard, Suite 24	11021
Great Neck, NY	(Zip Code)
(Address of Principal Executive Offices)

(516) 482-1200

Registrant’s telephone number, including area code

15010 Broschart Road, Suite 270

Rockville, MD 20850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 31, 2012, Neogenix Oncology, Inc. (the “Company”) entered into an Amendment to Asset Purchase Agreement (the “Amendment”) with Precision Biologics, Inc., a Delaware corporation (“Precision Biologics”). The Amendment amends the Asset Purchase Agreement, dated July 23, 2012 (the “APA”), between the Company and Precision Biologics by (1) increasing the number of shares of Precision Biologics’ common stock to be issued to the Company’s shareholders as partial consideration for the purchase of the Company’s assets from 5,000,000 to 5,500,000, and (2) replacing Precision Biologics’ obligation to issue to the Company’s shareholders rights to purchase 5,000,000 shares of Precision Biologics’ common stock at a purchase price of $1.50 per share, with an obligation to conduct, promptly after the closing of the transactions contemplated by the APA, a private placement pursuant to which all of the Company’s shareholders who qualify as “accredited investors” under Rule 501 under the Securities Act of 1933, as amended, will be offered the right to purchase an aggregate of up to 5,000,000 shares of Precision Biologics’ common stock at a purchase price of $1.50 per share.

The foregoing summary provides only a brief description of the Amendment. The summary does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)        Exhibits

Exhibit 2.1	Amendment to Asset Purchase Agreement between the Company and Precision Biologics, dated August 31, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Neogenix Oncology, Inc.

By:	/s/ Philip Arlen
Dr. Philip Arlen
Chief Executive Officer

Date: September 7, 2012

EXHIBIT INDEX

Exhibit 2.1	Amendment to Asset Purchase Agreement between the Company and Precision Biologics, dated August 31, 2012